EXHIBIT 99.1

Flushing Financial Corporation Reports GAAP Diluted EPS of $0.45,  an Increase of 21.6% QoQ; Pristine Credit Quality Continues with Classified Assets at Lowest Level Since 2008

FOURTH QUARTER 20191 HIGHLIGHTS

•	GAAP diluted EPS was $0.45, up 21.6% QoQ and 2.3% YoY
•	Core diluted EPS was $0.41, down 14.6% QoQ and 24.1% YoY
•	Net interest margin was 2.48%, up 11bps QoQ and down 9bps YoY
•	Core net interest margin was 2.33%, unchanged QoQ and down 16bps YoY
•	GAAP net interest income of $41.2 million, up 5.7% QoQ and 1.3% YoY
•	Core net interest income of $40.1 million, down 0.2% QoQ and 1.2% YoY
•	GAAP and core ROAE were 9.1% and 8.4%, respectively, compared with 7.6% and 9.8%, respectively in 3Q19
•	GAAP and core ROAA were 0.7% and 0.7%, respectively, compared with 0.6% and 0.8%, respectively in 3Q19

FULL YEAR 20191 HIGHLIGHTS

•	GAAP diluted EPS was $1.44, down 25.0% YoY
•	Core diluted EPS was $1.65, down 14.9% YoY
•	Net interest margin was 2.47%, down 25bps YoY
•	Core net interest margin was 2.40%, down 20bps YoY
•	GAAP net interest income of $161.9 million, down 3.3% YoY
•	Core net interest income of $163.6 million, down 2.3% YoY
•	GAAP and core ROAE were 7.4% and 8.4%, respectively, compared with 10.3% and 10.4%, respectively in 2018
•	GAAP and core ROAA were 0.6% and 0.7%, respectively, compared with 0.9% and 0.9%, respectively in 2018
•	Record C&I originations totaling $609.2 million
•	Classified assets totaled $24.6 million, down 47.1% YoY

UNIONDALE, N.Y., January 30, 2020 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the fourth quarter and fiscal year ended December 31, 2019.

John R. Buran, President and Chief Executive Officer, stated, “We are pleased to report GAAP EPS of $0.45, an increase of 22% QoQ.  Net interest income increased 6% from 3Q19, as the net interest margin improved by 11bps.  The improvement in the net interest margin was driven by an 11bps decline in the cost of funds. The cost of funds has shown continuous improvement throughout the quarter. Concurrently, loan portfolio yields increased four basis points QoQ, as the negative effects on our floating rate C&I portfolio were recorded early in the quarter following the Fed decreasing rates. Our hedging strategies contributed positively to both net interest and non-interest income as the yield curve exhibited a small upward slope. We continue to see additional opportunities for repricing retail CDs downward as we have approximately $1 billion maturing in 2020, at an average cost of 2.20%, compared to the current average cost of new deposits of 1.53%. As a result of the above, our core net interest margin for 4Q19 was unchanged from 3Q19. Our strong credit metrics improved as classified loans hit the lowest level since 2008 and delinquent loans decreased to 34bps of the gross loan portfolio. Loan growth declined from 3Q19, however, we start 2020 with a pipeline of $325 million which exceeds the pipeline we started 2019 with by $128 million.”

“In preparation for 2020, we enhanced our distribution network.  We are currently in the testing phase of upgrading our mobile and online banking offerings, which are both components of our digital transformation strategy. We expect this digital transformation to significantly improve the customer experience for both business and consumer customers.  In December, we opened our 20th branch. The new branch in Hicksville, NY will expand on our successful ethnic strategy in the Asian market. We also relocated our Bell Boulevard branch to better serve our growing Asian market.”

“Most importantly, is our pending acquisition of Empire Bancorp, Inc. The acquisition remains on track with an expected closing in the second quarter of 2020.  All required applications and notifications have been filed with the respective agencies. As of December 31, 2019, our pro forma balance sheet would be approximately $8.0 billion in assets, $6.4 billion in loans, and $5.9 billion in deposits while expanding into the Suffolk County market. Suffolk County is one of the richest counties in the country with approximately 1.5 million people and 75,000 businesses.  Our plans for substantial cost reductions and improvements in the business remain on track.”

“We remain well capitalized and well positioned to deliver profitable growth and long-term value to our shareholders as we continue to execute our strategic objectives.”

Summary of Strategic Objectives

•	Manage cost of funds and continue to improve funding mix
•	Increase interest income by leveraging loan pricing opportunities and portfolio mix
•	Enhance core earnings power by improving scalability and efficiency
•	Manage credit risk
•	Remain well capitalized under all stress test scenarios

Earnings Summary:

Net Interest Income

Net interest income for 4Q19 was $41.2 million, an increase of $0.5 million, or 1.3% YoY (4Q19 compared to 4Q18) and $2.2 million, or 5.7% QoQ (4Q19 compared to 3Q19).

•	Net interest margin of 2.48%, decreased 9bps YoY, but increased 11bps QoQ
•	Net interest spread of 2.25%, decreased 10bps YoY, but increased 10bps QoQ
•	Yield on average interest-earning assets of 4.21%, decreased 4bps YoY and 1bp QoQ
•	Cost of average interest-bearing liabilities of 1.96%, increased 6bps YoY, but decreased 11bps QoQ
•	Cost of funds of 1.83%, increased 6bps YoY, but decreased 11bps QoQ
•	Average balance of total interest-earning assets of $6,677.3 million, increased $312.9 million, or 4.9%, YoY and $87.8 million, or 1.3%, QoQ
•

Net interest income includes prepayment penalty income from loans totaling $0.9 million in 4Q19, $1.7 million in 3Q19 and $0.9 million in 4Q18; recovered interest from delinquent loans of $0.4 million in 4Q19, $0.3 million in 3Q19 and $0.3 million in 4Q18;  net gains from fair value adjustments on qualifying hedges totaling $1.0 million in 4Q19 and net losses from fair value adjustments on qualifying hedges totaling $1.3 million in 3Q19 and none in 4Q18

•

Absent all above items noted in the preceding bullet, the yield on interest-earning assets was 4.07% in 4Q19, a decrease of 11bps from 3Q19 and 4Q18 and the net interest margin was 2.33% in 4Q19 and 3Q19,  but decreased 16bps from 4Q18

Provision (benefit) for loan losses

The Company recorded a benefit of $0.3 million in 4Q19 compared to a provision of $0.7 million in 3Q19 and $0.4 million in 4Q18.

•	4Q19 benefit for loan losses was primarily due to a change in the loan portfolio mix
•	Net charge-offs (recoveries) of ($34,000) in 4Q19, $0.2 million in 3Q19, and ($0.2) million in 4Q18
•	We continue to finalize our Day One impact assumptions and expect the adoption of CECL to increase the current allowance between 5% and 15%
•

The CECL standard will create additional volatility to our future provisions due to the assumptions used for the macroeconomic variables, loan composition and product mix, as they are all subject to change

Non-interest Income

Non-interest income for 4Q19 was $5.0 million, an increase of $6.0 million YoY, and $4.0 million QoQ

•	Non-interest income included net gains from fair value adjustments of $0.8 million in 4Q19 and net losses from fair value adjustments of $2.1 million in 3Q19 and $3.6 million in 4Q18
•

Additionally, non-interest income included net losses from the sale of securities of $1.9 million in 4Q18; net gains from sale of assets of $1.1 million in 4Q18; net gains on sale of loans of $0.5 million in 4Q19 and $0.2 million in 3Q19 and life insurance proceeds of $0.4 million in 4Q19

•	Absent all above items, non-interest income was $3.3 million in 4Q19, a decrease of $0.1 million, or 1.6% YoY, but an increase of $0.4 million, or 12.3% QoQ

Non-interest Expense

Non-interest expense for 4Q19 was $29.6 million, an increase of $3.9 million, or 15.1 % YoY, and $3.6 million, or 13.8% QoQ

•	Non-interest expense included the benefit of the FDIC small business assessment credit of $0.3 million in 4Q19 and $1.3 million in 3Q19
•

Additionally, non-interest expense included the impact of the change in the discount rate used to calculate the Company’s liability of BOLI split dollar insurance; the discount rate decreased in 4Q19 resulting in additional expense totaling $1.2 million, while the discount rate increased in 4Q18 resulting in a decrease in expense totaling $0.8 million

•	Lastly, non-interest expense included merger expenses totaling $1.1 million in 4Q19 and $0.5 million in 3Q19
•	Absent all above items, non-interest expense was $27.7 million in 4Q19, an increase of $1.2 million, or 4.4% YoY, and $0.9 million, or 3.4% QoQ
•

The ratio of non-interest expense to average assets was to 1.68% in 4Q19 compared to 1.49% in 3Q19 and 1.54% in 4Q18; absent all above items non-interest expense to average assets was 1.57% in 4Q19 compared to 1.54% in 3Q19 and 1.59% in 4Q18

•	The efficiency ratio was 65.0% in 4Q19 compared to 58.9% in 3Q19 and 58.5% in 4Q18

Provision for Income Taxes

The provision for income taxes in 4Q19 was $4.0 million, an increase of $2.9 million  YoY and $1.4 million QoQ.

•	Pre-tax income increased by $3.4 million, or 25.4% YoY, and $3.6 million, or 27.4% QoQ
•	The effective tax rates were 23.4% in 4Q19, 19.1% in 3Q19 and 7.8% in 4Q18
•	4Q18 reflects the release of a previously accrued tax liability of $1.8 million

Financial Condition Summary:

Loans:

•

Net loans held for investment were $5,750.5 million reflecting an increase of 4.0% from December 31, 2018, as we continue to focus on the origination of full banking relationship loans through C&I loans, multi-family loans and commercial real estate

•	Loan closings of commercial business loans, multi-family loans and commercial real estate totaled $241.0 million for 4Q19, or 89.3% of loan production
•	Loan pipeline was $324.5 million at December 31, 2019, compared to $418.9 million at September 30, 2019 and $196.6 million at December 31, 2018
•	The loan-to-value ratio on our portfolio of real estate dependent loans as of December 31, 2019 totaled 38.2%

The following table shows the weighted average rate received from loan closings for the periods indicated:

	For the three months ended
	December 31,	September 30,	December 31,
Loan type	2019	2019	2018
Mortgage loans	3.97%	4.40%	4.79%
Non-mortgage loans	4.68%	4.38%	5.11%
Total loans	4.19%	4.39%	4.90%

Credit Quality:

•	Non-performing loans totaled $13.3 million, a decrease of $3.0 million, or 18.4%, from $16.3 million at December 31, 2018
•	Non-performing assets totaled $13.5 million, a decrease of $2.8 million, or 16.9%, from $16.3 million at December 31, 2018
•	Classified assets totaled $24.6 million, a decrease of $21.9 million, or 47.1%, from $46.5 million at December 31, 2018
•	Loans classified as troubled debt restructured (TDR) totaled $6.5 million, a decrease of $1.9 million, or 22.4%, from $8.4 million at December 31, 2018

•

We anticipate continued low loss content in the portfolio, as our strong underwriting standards coupled with our practice of obtaining updated appraisals and recording charge-offs early in the delinquency process has resulted in a 26.2% average loan-to-value for non-performing loans collateralized by real estate

•	Net charge-offs totaled $2.0 million during the year ended December 31, 2019 driven mainly by charge-offs of one commercial business loan relationship

Capital Management:

•	The Company and Bank, at December 31, 2019, were both well capitalized under all applicable regulatory requirements
•

Through 4Q19, stockholders’ equity increased $30.2 million, or 5.5%, to $579.7 million primarily due to net income of $41.3 million, partially offset by the declaration and payment of dividends on the Company’s common stock

•

During 4Q19, the Company did not repurchase any shares; as of December 31, 2019, up to 427,211 shares remained subject to repurchase under the authorized stock repurchase program, which has no expiration or maximum dollar limit

•

Book value per common share increased to $20.59 at December 31, 2019, from $19.64 at December 31, 2018 and tangible book value per common share, a non-GAAP measure, increased to $20.02 at December 31, 2019, from $19.07 at December 31, 2018

Conference Call Information:

•

John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host a conference call on Friday,  January  31, 2020 at 9:30 AM (ET) to discuss the Company’s strategy and results for the fourth quarter

•	Dial-in for Live Call: 1-877-509-5836
•	Webcast: https://services.choruscall.com/links/ffic200131.html
•	Dial-in for Replay: 1-877-344-7529
•	Replay Access Code: 10137546
•	The conference call will be simultaneously webcast and archived through January 31, 2021

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and on Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, an eco-friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) from time to time, including those additional risk factors discussed under the heading “Risk Factors” in our Registration Statement on Form S-4/A as filed with the SEC on January 9, 2020, relating to the pending acquisition of Empire Bancorp, Inc. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

- Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended			For the twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Interest and Dividend Income
Interest and fees on loans	$64,316	$62,825	$60,722	$251,744	$232,719
Interest and dividends on securities:
Interest	5,528	6,287	6,376	25,535	23,022
Dividends	17	18	18	73	67
Other interest income	318	259	317	1,604	1,190
Total interest and dividend income	70,179	69,389	67,433	278,956	256,998

Interest Expense
Deposits	21,517	22,244	20,174	88,057	64,497
Other interest expense	7,483	8,196	6,623	28,959	25,095
Total interest expense	29,000	30,440	26,797	117,016	89,592

Net Interest Income	41,179	38,949	40,636	161,940	167,406
Provision (benefit) for loan losses	(318)	683	422	2,811	575
Net Interest Income After Provision for Loan Losses	41,497	38,266	40,214	159,129	166,831

Non-interest Income
Banking services fee income	844	847	1,065	3,723	4,030
Net loss on sale of securities	—	—	(1,920)	(15)	(1,920)
Net gain on sale of loans	489	204	—	870	168
Net gain on sale of assets	—	—	1,141	770	1,141
Net gain (loss) from fair value adjustments	807	(2,124)	(3,585)	(5,353)	(4,122)
Federal Home Loan Bank of New York stock dividends	1,026	834	946	3,589	3,576
Life insurance proceeds	419	—	—	462	2,998
Bank owned life insurance	984	1,000	779	3,534	3,099
Other income	469	278	588	1,891	1,367
Total non-interest income	5,038	1,039	(986)	9,471	10,337

Non-interest Expense
Salaries and employee benefits	17,470	15,461	15,094	67,765	64,560
Occupancy and equipment	2,950	2,847	2,551	11,328	10,079
Professional services	2,120	2,167	1,821	8,358	8,360
FDIC deposit insurance	306	(589)	472	869	2,115
Data processing	1,476	1,490	1,409	5,878	5,663
Depreciation and amortization	1,476	1,439	1,464	5,930	5,792
Other real estate owned/foreclosure expense (benefit)	59	48	(128)	204	(94)
Net gain from sales of real estate owned	—	—	—	—	(27)
Other operating expenses	3,790	3,182	3,077	14,937	15,235
Total non-interest expense	29,647	26,045	25,760	115,269	111,683

Income Before Income Taxes	16,888	13,260	13,468	53,331	65,485

Provision for Income Taxes
Federal	3,058	2,457	349	10,439	8,574
State and local	899	79	697	1,613	1,821
Total taxes	3,957	2,536	1,046	12,052	10,395

Net Income	$12,931	$10,724	$12,422	$41,279	$55,090

Basic earnings per common share	$0.45	$0.37	$0.44	$1.44	$1.92
Diluted earnings per common share	$0.45	$0.37	$0.44	$1.44	$1.92
Dividends per common share	$0.21	$0.21	$0.20	$0.84	$0.80

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per share data)

(Unaudited)

	December 31,	September 30,	December 31,
	2019	2019	2018
ASSETS
Cash and due from banks	$49,787	$86,989	$118,561
Securities held-to-maturity:
Mortgage-backed securities	7,934	7,939	7,953
Other securities	50,954	52,101	24,065
Securities available for sale:
Mortgage-backed securities	523,849	579,010	557,953
Other securities	248,651	246,465	264,702
Loans:
Multi-family residential	2,238,591	2,232,305	2,269,048
Commercial real estate	1,582,008	1,559,581	1,542,547
One-to-four family ― mixed-use property	592,471	587,100	577,741
One-to-four family ― residential	188,216	184,432	190,350
Co-operative apartments	8,663	9,089	8,498
Construction	67,754	64,234	50,600
Small Business Administration	14,445	13,982	15,210
Taxi medallion	3,309	3,513	4,539
Commercial business and other	1,061,478	1,096,164	877,763
Net unamortized premiums and unearned loan fees	15,271	15,363	15,188
Allowance for loan losses	(21,751)	(22,035)	(20,945)
Net loans	5,750,455	5,743,728	5,530,539
Interest and dividends receivable	25,722	26,566	25,485
Bank premises and equipment, net	28,676	28,146	30,418
Federal Home Loan Bank of New York stock	56,921	65,280	57,282
Bank owned life insurance	157,713	158,604	131,788
Goodwill	16,127	16,127	16,127
Other real estate owned, net	239	239	—
Right of use asset	41,254	42,400	—
Other assets	59,494	57,301	69,303
Total assets	$7,017,776	$7,110,895	$6,834,176

LIABILITIES
Due to depositors:
Non-interest bearing	$435,072	$421,786	$413,747
Certificate of deposit accounts	1,437,890	1,506,376	1,563,310
Savings accounts	191,485	193,497	210,022
Money market accounts	1,592,011	1,329,156	1,427,992
NOW accounts	1,365,591	1,461,694	1,300,852
Total deposits	5,022,049	4,912,509	4,915,923
Mortgagors' escrow deposits	44,375	61,803	44,861
Borrowed funds	1,237,231	1,422,440	1,250,843
Operating lease liability	49,367	50,626	—
Other liabilities	85,082	95,125	73,085
Total liabilities	6,438,104	6,542,503	6,284,712

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	—	—	—
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at December 31, 2019, September 30, 2019 and December 31, 2018; 28,157,206 shares, 28,157,206 shares and 27,983,637 shares outstanding at December 31, 2019, September 30, 2019 and December 31, 2018, respectively)	315	315	315
Additional paid-in capital	226,691	225,471	222,720
Treasury stock (3,373,389 shares, 3,373,389 shares and 3,546,958 shares at December 31, 2019, September 30, 2019 and December 31, 2018, respectively)	(71,487)	(71,487)	(75,146)
Retained earnings	433,960	427,062	414,327
Accumulated other comprehensive loss, net of taxes	(9,807)	(12,969)	(12,752)
Total stockholders' equity	579,672	568,392	549,464

Total liabilities and stockholders' equity	$7,017,776	$7,110,895	$6,834,176

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except per share data)

(Unaudited)

	At or for the three months ended						At or for the twelve months ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2019		2019		2018		2019		2018
Per Share Data
Basic earnings per share	$0.45		$0.37		$0.44		$1.44		$1.92
Diluted earnings per share	$0.45		$0.37		$0.44		$1.44		$1.92
Average number of shares outstanding for:
Basic earnings per common share computation	28,723,077		28,730,161		28,422,215		28,709,106		28,709,378
Diluted earnings per common share computation	28,723,077		28,730,161		28,422,517		28,709,109		28,709,833
Shares outstanding	28,157,206		28,157,206		27,983,637		28,157,206		27,983,637
Book value per common share (1)	$20.59		$20.19		$19.64		$20.59		$19.64
Tangible book value per common share (2)	$20.02		$19.62		$19.07		$20.02		$19.07

Stockholders' Equity
Stockholders' equity	$579,672		$568,392		$549,464		$579,672		$549,464
Tangible stockholders' equity	563,837		552,551		533,627		563,837		533,627

Average Balances
Total loans, net	$5,726,635		$5,645,503		$5,438,418		$5,621,033		$5,316,968
Total interest-earning assets	6,677,325		6,589,498		6,364,456		6,582,473		6,194,248
Total assets	7,057,094		6,972,403		6,681,161		6,947,881		6,504,598
Total due to depositors	4,527,645		4,422,050		4,453,200		4,535,292		4,288,868
Total interest-bearing liabilities	5,912,284		5,877,740		5,654,560		5,856,953		5,517,552
Stockholders' equity	567,461		564,255		541,067		561,289		534,735

Performance Ratios (3)
Return on average assets	0.73%		0.62%		0.74%		0.59%		0.85%
Return on average equity	9.11		7.60		9.18		7.35		10.30
Yield on average interest-earning assets (4)	4.21		4.22		4.25		4.25		4.16
Cost of average interest-bearing liabilities	1.96		2.07		1.90		2.00		1.62
Cost of funds	1.83		1.94		1.77		1.87		1.52
Net interest rate spread during period (4)	2.25		2.15		2.35		2.25		2.54
Net interest margin (4)	2.48		2.37		2.57		2.47		2.72
Non-interest expense to average assets	1.68		1.49		1.54		1.66		1.72
Efficiency ratio (5)	65.00		58.87		58.53		63.89		62.12
Average interest-earning assets to average interest-bearing liabilities	1.13	X	1.12	X	1.13	X	1.12	X	1.12	X

(1) Calculated by dividing stockholders’ equity by shares outstanding.

(2) Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure, by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(3) Ratios are presented on an annualized basis, where appropriate.

(4) Yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented.

(5) Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding accelerated employee benefits upon officer’s death, merger expense, OREO expense and the net gain/loss from the sale of OREO) by the total of net interest income (excluding net losses from fair value adjustments on qualifying hedges) and non-interest income (excluding net gains and losses from the sale of securities, assets and fair value adjustments and life insurance proceeds).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands)

(Unaudited)

	At or for the twelve	At or for the twelve
	months ended	months ended
	December 31, 2019	December 31, 2018

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$615,500	$586,582
Common equity Tier 1 capital	572,651	546,230
Total risk-based capital	712,251	682,527

Tier 1 leverage capital (well capitalized = 5%)	8.73%	8.74%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	10.95	10.98
Tier 1 risk-based capital (well capitalized = 8.0%)	11.77	11.79
Total risk-based capital (well capitalized = 10.0%)	13.62	13.72

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$680,749	$660,782
Common equity Tier 1 capital	680,749	660,782
Total risk-based capital	702,500	681,727

Tier 1 leverage capital (well capitalized = 5%)	9.65%	9.85%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	13.02	13.28
Tier 1 risk-based capital (well capitalized = 8.0%)	13.02	13.28
Total risk-based capital (well capitalized = 10.0%)	13.43	13.70

Capital ratios:
Average equity to average assets	8.08%	8.22%
Equity to total assets	8.26	8.04
Tangible common equity to tangible assets (1)	8.05	7.83

Asset quality:
Non-accrual loans (2)	$12,813	$16,253
Non-performing loans	13,258	16,253
Non-performing assets	13,532	16,288
Net charge-offs	2,005	(19)

Asset quality ratios:
Non-performing loans to gross loans	0.23%	0.29%
Non-performing assets to total assets	0.19	0.24
Allowance for loan losses to gross loans	0.38	0.38
Allowance for loan losses to non-performing assets	160.73	128.60
Allowance for loan losses to non-performing loans	164.05	128.87

Full-service customer facilities	20	19

(1) See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(2) Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in thousands)

(Unaudited)

	For the three months ended
	December 31, 2019				September 30, 2019				December 31, 2018
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost

Interest-earning Assets:
Mortgage loans, net	$4,628,854	$51,927	4.49%		$4,598,898	$50,462	4.39%		$4,555,895	$49,789	4.37%
Other loans, net	1,097,781	12,389	4.51		1,046,605	12,363	4.72		882,523	10,933	4.96
Total loans, net (1) (2)	5,726,635	64,316	4.49		5,645,503	62,825	4.45		5,438,418	60,722	4.47
Taxable securities:
Mortgage-backed securities	555,023	3,230	2.33		574,756	3,765	2.62		558,693	4,004	2.87
Other securities	244,075	1,774	2.91		244,757	1,982	3.24		184,592	1,586	3.44
Total taxable securities	799,098	5,004	2.50		819,513	5,747	2.81		743,285	5,590	3.01
Tax-exempt securities: (3)
Other securities	63,825	685	4.29		65,709	706	4.30		114,079	1,018	3.57
Total tax-exempt securities	63,825	685	4.29		65,709	706	4.30		114,079	1,018	3.57
Interest-earning deposits and federal funds sold	87,767	318	1.45		58,773	259	1.76		68,674	317	1.85
Total interest-earning assets	6,677,325	70,323	4.21		6,589,498	69,537	4.22		6,364,456	67,647	4.25
Other assets	379,769				382,905				316,705
Total assets	$7,057,094				$6,972,403				$6,681,161

Interest-bearing Liabilities:
Deposits:
Savings accounts	$192,818	325	0.67		$194,736	344	0.71		$213,091	392	0.74
NOW accounts	1,362,151	5,227	1.53		1,347,145	5,654	1.68		1,312,834	4,968	1.51
Money market accounts	1,456,676	7,165	1.97		1,306,634	6,859	2.10		1,348,873	6,523	1.93
Certificate of deposit accounts	1,516,000	8,752	2.31		1,573,535	9,321	2.37		1,578,402	8,276	2.10
Total due to depositors	4,527,645	21,469	1.90		4,422,050	22,178	2.01		4,453,200	20,159	1.81
Mortgagors' escrow accounts	74,751	48	0.26		60,084	66	0.44		71,108	15	0.08
Total interest-bearing deposits	4,602,396	21,517	1.87		4,482,134	22,244	1.99		4,524,308	20,174	1.78
Borrowings	1,309,888	7,483	2.29		1,395,606	8,196	2.35		1,130,252	6,623	2.34
Total interest-bearing liabilities	5,912,284	29,000	1.96		5,877,740	30,440	2.07		5,654,560	26,797	1.90
Non interest-bearing demand deposits	435,241				400,762				406,501
Other liabilities	142,108				129,646				79,033
Total liabilities	6,489,633				6,408,148				6,140,094
Equity	567,461				564,255				541,067
Total liabilities and equity	$7,057,094				$6,972,403				$6,681,161

Net interest income / net interest rate spread (tax equivalent) (3)		$41,323	2.25%			$39,097	2.15%			$40,850	2.35%

Net interest-earning assets / net interest margin (tax equivalent)	$765,041		2.48%		$711,758		2.37%		$709,896		2.57%

Ratio of interest-earning assets to interest-bearing liabilities			1.13	X			1.12	X			1.13	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.3 million, $0.9 million and $0.5 million for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively.

(2) Loan interest income includes net gains from fair value adjustments on qualifying hedges of $1.0 million for the three months ended December 31, 2019 and net losses of  $1.3 million for the three months ended September 30, 2019.

(3) Interest and yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018 totaling $0.1 million, $0.1 million and $0.2 million, respectively.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in thousands)

(Unaudited)

	For the twelve months ended
	December 31, 2019				December 31, 2018
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,609,439	$203,440	4.41%		$4,494,210	$193,186	4.30%
Other loans, net	1,011,594	48,304	4.78		822,758	39,533	4.80
Total loans, net (1) (2)	5,621,033	251,744	4.48		5,316,968	232,719	4.38
Taxable securities:
Mortgage-backed securities	572,223	15,468	2.70		539,771	15,065	2.79
Other securities	243,324	8,102	3.33		140,461	4,658	3.32
Total taxable securities	815,547	23,570	2.89		680,232	19,723	2.90
Tax-exempt securities: (3)
Other securities	60,971	2,580	4.23		121,412	4,261	3.51
Total tax-exempt securities	60,971	2,580	4.23		121,412	4,261	3.51
Interest-earning deposits and federal funds sold	84,922	1,604	1.89		75,636	1,190	1.57
Total interest-earning assets	6,582,473	279,498	4.25		6,194,248	257,893	4.16
Other assets	365,408				310,350
Total assets	$6,947,881				$6,504,598

Interest-bearing Liabilities:
Deposits:
Savings accounts	$198,374	1,378	0.69		$233,392	1,370	0.59
NOW accounts	1,434,440	23,553	1.64		1,407,945	15,896	1.13
Money market accounts	1,370,038	27,819	2.03		1,164,505	18,707	1.61
Certificate of deposit accounts	1,532,440	35,078	2.29		1,483,026	28,310	1.91
Total due to depositors	4,535,292	87,828	1.94		4,288,868	64,283	1.50
Mortgagors' escrow accounts	70,209	229	0.33		66,255	214	0.32
Total interest-bearing deposits	4,605,501	88,057	1.91		4,355,123	64,497	1.48
Borrowings	1,251,452	28,959	2.31		1,162,429	25,095	2.16
Total interest-bearing liabilities	5,856,953	117,016	2.00		5,517,552	89,592	1.62
Non interest-bearing demand deposits	407,450				380,889
Other liabilities	122,189				71,422
Total liabilities	6,386,592				5,969,863
Equity	561,289				534,735
Total liabilities and equity	$6,947,881				$6,504,598

Net interest income / net interest rate spread (tax equivalent) (3)		$162,482	2.25%			$168,301	2.54%
Net interest-earning assets / net interest margin (tax equivalent)	$725,520		2.47%		$676,696		2.72%
Ratio of interest-earning assets to interest-bearing liabilities			1.12	X			1.12	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $2.0 million and $2.1 million for the year ended December 31, 2019 and 2018, respectively.

(2) Loan interest income includes net losses from fair value adjustments on qualifying hedges of $1.7 million and none for the year ended December 31, 2019 and 2018, respectively.

(3) Interest and yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the year ended December 31, 2019 and 2018 totaling $0.5 million and $0.9 million, respectively.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

DEPOSIT COMPOSITION

(Unaudited)

					December 2019 vs.		December 2019 vs.
	December 31,	September 30,	June 30,	March 31,	September 2019	December 31,	December 2018
(Dollars in thousands)	2019	2019	2019	2019	% Change	2018	% Change
Deposits
Non-interest bearing	$435,072	$421,786	$413,813	$401,064	3.1%	$413,747	5.2%
Interest bearing:
Certificate of deposit accounts	1,437,890	1,506,376	1,544,117	1,511,770	(4.5)%	1,563,310	(8.0)%
Savings accounts	191,485	193,497	196,820	201,811	(1.0)%	210,022	(8.8)%
Money market accounts	1,592,011	1,329,156	1,302,153	1,352,843	19.8%	1,427,992	11.5%
NOW accounts	1,365,591	1,461,694	1,368,813	1,542,606	(6.6)%	1,300,852	5.0%
Total interest-bearing deposits	4,586,977	4,490,723	4,411,903	4,609,030	2.1%	4,502,176	1.9%

Total deposits	$5,022,049	$4,912,509	$4,825,716	$5,010,094	2.2%	$4,915,923	2.2%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

LOANS

(Unaudited)

Loan Closings

	For the three months ended			For the twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2019	2019	2018	2019	2018
Multi-family residential	$104,310	$60,454	$85,095	$247,607	$339,732
Commercial real estate	55,047	66,648	95,772	178,336	270,785
One-to-four family – mixed-use property	18,653	18,167	28,924	66,128	74,156
One-to-four family – residential	5,833	7,421	7,356	25,024	42,660
Co-operative apartments	—	1,817	948	2,117	2,448
Construction	3,542	5,761	8,968	33,919	39,595
Small Business Administration	721	121	1,304	3,426	3,843
Commercial business and other	81,630	237,754	116,365	605,743	477,572
Total	$269,736	$398,143	$344,732	$1,162,300	$1,250,791

Loan Composition

					December 2019 vs.		December 2019 vs.
	December 31,	September 30,	June 30,	March 31,	September 2019	December 31,	December 2018
(Dollars in thousands)	2019	2019	2019	2019	% Change	2018	% Change
Loans held for investment:
Multi-family residential	$2,238,591	$2,232,305	$2,263,875	$2,256,447	0.3%	$2,269,048	(1.3)%
Commercial real estate	1,582,008	1,559,581	1,524,693	1,529,001	1.4%	1,542,547	2.6%
One-to-four family ― mixed-use property	592,471	587,100	582,264	582,049	0.9%	577,741	2.5%
One-to-four family ― residential	188,216	184,432	184,024	188,615	2.1%	190,350	(1.1)%
Co-operative apartments	8,663	9,089	8,137	7,903	(4.7)%	8,498	1.9%
Construction	67,754	64,234	58,503	54,933	5.5%	50,600	33.9%
Small Business Administration	14,445	13,982	14,511	15,188	3.3%	15,210	(5.0)%
Taxi medallion	3,309	3,513	3,555	3,891	(5.8)%	4,539	(27.1)%
Commercial business and other	1,061,478	1,096,164	983,573	935,297	(3.2)%	877,763	20.9%
Net unamortized premiums and unearned loan fees	15,271	15,363	15,278	15,422	(0.6)%	15,188	0.5%
Allowance for loan losses	(21,751)	(22,035)	(21,510)	(21,015)	(1.3)%	(20,945)	3.8%
Net loans	$5,750,455	$5,743,728	$5,616,903	$5,567,731	0.1%	$5,530,539	4.0%

Net Loans Activity

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2019	2019	2019	2019	2018
Loans originated and purchased	$269,736	$398,143	$296,397	$198,024	$344,732
Principal reductions	(255,977)	(266,894)	(243,263)	(158,815)	(173,061)
Loans sold	(7,129)	(3,553)	(1,970)	(1,043)	—
Loan charge-offs	(95)	(431)	(1,114)	(1,138)	(211)
Foreclosures	—	—	(239)	—	—
Net change in deferred fees and costs	(92)	85	(144)	234	(38)
Net change in the allowance for loan losses	284	(525)	(495)	(70)	(636)
Total loan activity	$6,727	$126,825	$49,172	$37,192	$170,786

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NON-PERFORMING ASSETS and NET CHARGE-OFFS

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2019	2019	2019	2019	2018
Loans 90 Days Or More Past Due and Still Accruing:
Multi-family residential	$445	$445	$—	$—	$—
Total	445	445	—	—	—

Non-accrual Loans:
Multi-family residential	2,296	3,132	2,008	2,009	2,410
Commercial real estate	367	872	1,488	1,050	1,379
One-to-four family - mixed-use property	274	683	1,752	1,305	928
One-to-four family - residential	5,139	5,050	5,411	5,708	6,144
Construction	—	—	—	950	—
Small Business Administration	1,151	1,151	1,224	1,227	1,267
Taxi medallion(1)	1,641	1,352	1,361	1,372	613
Commercial business and other(1)	1,945	2,020	2,458	2,114	3,512
Total	12,813	14,260	15,702	15,735	16,253

Total Non-performing Loans	13,258	14,705	15,702	15,735	16,253

Other Non-performing Assets:
Real estate acquired through foreclosure	239	239	239	—	—
Other asset acquired through foreclosure	35	35	35	35	35
Total	274	274	274	35	35

Total Non-performing Assets	$13,532	$14,979	$15,976	$15,770	$16,288

Non-performing Assets to Total Assets	0.19%	0.21%	0.23%	0.23%	0.24%
Allowance For Loan Losses to Non-performing Loans	164.1%	149.8%	137.0%	133.6%	128.9%

(1) Not included in the above analysis are non-accrual performing TDR taxi medallion loans totaling $1.7 million in 4Q19, $2.2 million in 3Q19, $2.2 million in 2Q19, $2.5 million in 1Q19 and $3.9 million in 4Q18 and non-accrual performing TDR commercial business loans totaling $0.9 million in 4Q19 and $1.0 million in 3Q19.

Net Charge-Offs (Recoveries)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2019	2019	2019	2019	2018
Multi-family residential	$(14)	$183	$(10)	$(13)	$(4)
Commercial real estate	(30)	—	(7)	—	—
One-to-four family – mixed-use property	119	(140)	(2)	(85)	(18)
One-to-four family – residential	(3)	(3)	110	(4)	(199)
Small Business Administration	(8)	(32)	(16)	(4)	170
Taxi medallion	—	—	(50)	(84)	(143)
Commercial business and other	(98)	150	954	1,092	(20)
Total net loan charge-offs (recoveries)	$(34)	$158	$979	$902	$(214)

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS

Non-cash Fair Value Adjustments to GAAP Earnings

During 2019, core earnings were higher than GAAP earnings primarily due to the impact of non-cash net losses from fair value adjustments. These fair value adjustments relate primarily to swaps designated to protect against rising rates. As the swaps get closer to maturity the volatility in fair value adjustments will dissipate. Overall, the interest movement of the swaps is benefitting the core net interest margin while the fair value adjustments are offsetting the benefit. In a declining interest rate environment, the movement in the curve exaggerates our mark-to-market loss position. In a rising interest rate environment or a steepening of the yield curve the loss position would experience an improvement.

Core Diluted EPS, Core ROAE, Core ROAA, Core Net Interest Income, Core Yield on Total Loans, Core Net Interest Margin and tangible book value per common share are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2019

GAAP income before income taxes	$16,888	$13,260	$13,468	$53,331	$65,485

Net (gain) loss from fair value adjustments	(807)	2,124	3,585	5,353	4,122
Net loss on sale of securities	—	—	1,920	15	1,920
Life insurance proceeds	(419)	—	—	(462)	(2,998)
Net gain on sale of assets	—	—	(1,141)	(770)	(1,141)
Net (gain) loss from fair value adjustments on qualifying hedges	(1,039)	1,262	—	1,678	—
Accelerated employee benefits upon Officer's death	—	—	—	455	149
Merger expense	1,080	510	—	1,590	—

Core income before taxes	15,703	17,156	17,832	61,190	67,537

Provision for income taxes for core income	3,841	3,312	2,395	13,957	11,960

Core net income	$11,862	$13,844	$15,437	$47,233	$55,577

GAAP diluted earnings per common share	$0.45	$0.37	$0.44	$1.44	$1.92

Net (gain) loss from fair value adjustments, net of tax	(0.02)	0.06	0.09	0.14	0.10
Net loss on sale of securities, net of tax	—	—	0.05	—	0.05
Life insurance proceeds	(0.01)	—	—	(0.02)	(0.10)
Net gain on sale of assets, net of tax	—	—	(0.03)	(0.02)	(0.03)
Net (gain) loss from fair value adjustments on qualifying hedges, net of tax	(0.03)	0.04	—	0.05	—
Accelerated employee benefits upon Officer's death, net of tax	—	—	—	0.01	—
Merger expense, net of tax	0.03	0.01	—	0.04	—

Core diluted earnings per common share(1)	$0.41	$0.48	$0.54	$1.65	$1.94

Core net income, as calculated above	$11,862	$13,844	$15,437	$47,233	$55,577
Average assets	7,057,094	6,972,403	6,681,161	6,947,881	6,504,598
Average equity	567,461	564,255	541,067	561,289	534,735
Core return on average assets(2)	0.67%	0.79%	0.92%	0.68%	0.85%
Core return on average equity(2)	8.36%	9.81%	11.41%	8.42%	10.39%

(1) Core diluted earnings per common share may not foot due to rounding.

(2) Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP NET INTEREST INCOME and NET INTEREST MARGIN

To CORE NET INTEREST INCOME and NET INTEREST MARGIN

(Dollars in thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
GAAP net interest income	$41,179	$38,949	$40,636	$161,940	$167,406
Net (gain) loss from fair value adjustments on qualifying hedges	(1,039)	1,262	—	1,678	—
Core net interest income	$40,140	$40,211	$40,636	$163,618	$167,406

GAAP interest income on total loans, net	$64,316	$62,825	$60,722	$251,744	$232,719
Net (gain) loss from fair value adjustments on qualifying hedges	(1,039)	1,262	—	1,678	—
Prepayment penalties received on loans	(926)	(1,697)	(892)	(4,548)	(5,200)
Net recoveries of interest from non-accrual loans	(428)	(292)	(276)	(1,953)	(1,756)
Core interest income on total loans, net	$61,923	$62,098	$59,554	$246,921	$225,763
Average total loans, net	$5,726,635	$5,645,503	$5,438,418	$5,621,033	$5,316,968
Core yield on total loans	4.33%	4.40%	4.38%	4.39%	4.25%

Net interest income tax equivalent	$41,323	$39,097	$40,850	$162,482	$168,301
Net (gain) loss from fair value adjustments on qualifying hedges	(1,039)	1,262	—	1,678	—
Prepayment penalties received on loans and securities	(926)	(1,697)	(892)	(4,548)	(5,302)
Net recoveries of interest from non-accrual loans	(428)	(292)	(276)	(1,953)	(1,756)
Net interest income used in calculation of Core net interest margin	$38,930	$38,370	$39,682	$157,659	$161,243
Total average interest-earning assets	$6,677,325	$6,589,498	$6,364,456	$6,582,473	$6,194,248
Core net interest margin	2.33%	2.33%	2.49%	2.40%	2.60%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CALCULATION OF TANGIBLE STOCKHOLDERS’

COMMON EQUITY to TANGIBLE ASSETS

(Unaudited)

	December 31,	September 30,	December 31,
(Dollars in thousands)	2019	2019	2018
Total Equity	$579,672	$568,392	$549,464
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	292	286	290
Tangible Stockholders' Common Equity	$563,837	$552,551	$533,627

Total Assets	$7,017,776	$7,110,895	$6,834,176
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	292	286	290
Tangible Assets	$7,001,941	$7,095,054	$6,818,339

Tangible Stockholders' Common Equity to Tangible Assets	8.05%	7.79%	7.83%

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1 See the tables entitled “Reconciliation of GAAP Earnings and Core Earnings” and “Reconciliation of GAAP Net Interest Income and Net Interest Margin to Core Net Interest Income and Net Interest Margin.”

Susan K. Cullen

Senior Executive Vice President, Treasurer and Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400